Exhibit 32

    Written Statement of Chief Executive Officer and Chief Financial Officer
            Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

      Each of the undersigned, the President and Chief Executive Officer and the Executive Vice President and Chief Financial Officer, of Shenandoah Telecommunications Company (the "Company"), hereby certifies that, on the date hereof:

      (1) the report on Form 10-Q of the Company for the quarterly ended June 30, 2003 filed on the date hereof with the Securities and Exchange Commission (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      (2) information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


                                        /S/ CHRISTOPHER E. FRENCH
                                        ----------------------------------------
                                        Christopher E. French
                                        President and Chief Executive Officer
                                        August 11, 2003


                                        /S/ EARLE A. MACKENZIE
                                        ----------------------------------------
                                        Earle A. MacKenzie
                                        Executive Vice President and
                                        Chief Financial Officer
                                        August 11, 2003